                                                                       Exhibit H

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 5th,
2007, by and between Hudson Square Capital, a Delaware limited liability company
(the "Seller"), and SCO Capital Partners, L.P., a Delaware limited partnership with an address of 1285 Avenue of the Americas, 35th Floor, New York, NY 10019
(the "Purchaser") (each, a "Party", together, the "Parties").

     1.   Purchase and Sale of the Securities. Subject to the terms of this
Agreement, the Seller hereby agrees to sell, convey, assign and deliver to the
Purchaser, and the Purchaser hereby agrees to purchase, acquire and accept from the Seller, the securities set forth on Schedule A (the "Securities") attached hereto.

     2.   Consideration. Subject to the terms of this Agreement, in
consideration of the aforesaid sale, conveyance, assignment and delivery of the
Securities, the Purchaser hereby agrees to deliver, or cause to be delivered, to the Seller, a purchase price, in cash, Thirty Five Thousand Dollars ($35,000.00)
for the Securities (the "Purchase Price").

     3.   Delivery of Purchase Price; Securities.

          a.   Purchase Price. The Purchaser shall deliver to the Seller the
               Purchase Price according to instructions provided by the Seller.

          b.   Securities. The Seller shall deliver to the Purchaser the
               Securities according to instructions provided by the Purchaser, such securities to be endorsed in blank or together with an executed stock power.

     4.   Representations and Agreements of the Seller. The Seller represents and warrants to the Purchaser as follows:

          a. Organization and Corporate Power. The Seller is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Seller has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          b. Authorization. All corporate action on the part of the Seller necessary for the authorization, execution, delivery and performance of this
Agreement and the delivery of the Securities, has been taken. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. The execution of this Agreement and the performance by the Seller of its obligations hereunder do not conflict with or violate any agreement to which the Seller is a party or is bound or any law applicable to the Seller, provided, however, that transfer of the Securities is subject to the terms of the Preferred Stock and Warrant Purchase Agreement (the "Purchase
Agreement") and the Investor Rights Agreement (the "Rights Agreement"), in each case, dated as of February 13, 2006, among MacroChem Corporation, a Delaware corporation (the "Company"), the Seller and the other persons listed in Schedule
1 thereto.

          c. Title and Related Matters. Upon delivery of the Securities as contemplated by Section 3 hereof, the Purchaser will acquire good title to the
Securities (assuming that the Purchaser is a bona fide Purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code) free and clear of any lien, claim, pledge, security interest, restriction, encumbrance or other adverse claim.

     5.   Representations and Agreements of the Purchaser. The Purchaser
represents and warrants to the Seller as follows:

          a. Legal Power. The Purchaser has all requisite legal power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          b. Authorization. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.
The execution of this Agreement and the performance by the Purchaser of his obligations hereunder do not conflict with or violate any agreement to which the
Purchaser is a party or is bound or any law applicable to the Purchaser.

          c. Investment Representations. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities, has independently evaluated the merits of purchasing the Securities and has made an informed, independent investment decision with respect thereto. The Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, either the Seller or the Company and their respective representatives concerning the terms and conditions of an investment in the Securities. The Purchaser is acquiring the
Securities for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933 (the "Act")) thereof in violation of the Act. The Purchaser understands that the Securities and the securities into which the Securities are exercisable or convertible, as applicable, have not been registered under the Act and cannot be sold unless subsequently registered under the Act or an exemption from such registration is available, but in any case pursuant to the terms of the Purchase
Agreement, Rights Agreement and Warrant. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and
Exchange Commission.

     6.   Assignment of the Purchase Agreement and Rights Agreement. The Seller
assigns to the Purchaser and the Purchaser accepts, the Seller's rights and obligations under the Purchase Agreement and Rights Agreement, in each case, with respect to the Securities sold pursuant to this Agreement. For avoidance of doubt, the Seller does not assign its rights and obligations under the Purchase
Agreement and Rights Agreement with respect to the securities of the Company that the Seller is not selling pursuant to this Agreement.

     7.   Purchaser Bound by Rights Agreement. Pursuant to Section 7(k) of the
Rights Agreement, the Purchaser agrees to be bound by all of the provisions of the Rights Agreement. Although the Company is not a party to this Agreement, the agreement contained in the previous

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sentence is expressly for the benefit of the Company as well as the Seller.

     8. Binding Effect; Assignment. This Agreement is not assignable by either
Party, unless the prior written consent of the other Party hereto is obtained.
This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Seller and his successors and permitted assigns with respect to the obligations of the Purchaser under this Agreement, and to the benefit of the Purchaser and his successors and permitted assigns with respect to the obligations of the Seller under this Agreement.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument. Any copy of this Agreement containing a facsimile signature page shall be deemed an original.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that State, without regard to the conflicts of laws principles thereof.

     11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver, or otherwise provide, such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any information, certifications, documents or agreements required in connection with the Purchase Agreement, the Rights Agreement and the Warrant.

     12. Transfer Taxes. The Purchaser shall pay any transfer taxes or other fees that may be payable upon transfer of the Securities.

     13. Survival. The representations of the Parties shall survive the closing hereunder.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

SELLER:

HUDSON SQUARE CAPITAL, LLC

     By: /s/ Mark Alvino
         ---------------
     Name:  Mark Alvino
     Title: Managing Member

PURCHASER:

SCO CAPITAL PARTNERS, L.P.

     By: /s/ Steven H. Rouhandeh
         -----------------------
     Name:  Steven H. Rouhandeh
     Title: Managing Member,
            General Partner, SCO Capital Investors LLC

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                                   SCHEDULE A
                                   ----------

o    9 shares of MacroChem Corporation Series C Cumulative Convertible Preferred
     Stock

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